EXECUTION VERSION









                               DATED 21 MAY 2003
                               -----------------




                          GRANITE MORTGAGES 03-2 PLC
                               as Current Issuer




                                 GPCH LIMITED
                    as Post-Enforcement Call Option Holder


                                    - and -



                             THE BANK OF NEW YORK
                                as Note Trustee








                      ____________________________________

                       ISSUER POST-ENFORCEMENT CALL OPTION
                                   AGREEMENT
                      ____________________________________






                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                              REF:30507-17/590680


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                                   CONTENTS


1.    Interpretation.........................................................1

2.    Option.................................................................1

3.    Representations and Warranties.........................................2

4.    Consideration..........................................................2

5.    Acknowledgement by Note Trustee........................................2

6.    Notices................................................................3

7.    Contracts (Rights of Third Parties) Act 1999...........................3

8.    Governing Law and Jurisdiction; Appropriate Forum......................3




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THIS AGREEMENT IS MADE BY WAY OF DEED dated 21 May 2003

BETWEEN

(1) GRANITE MORTGAGES 03-2 PLC (registered number 4684567), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "CURRENT ISSUER");

(2) GPCH LIMITED (registered number 4128437), a private limited company incorporated under the laws of England whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "POST-ENFORCEMENT CALL OPTION HOLDER"); and

(3) THE BANK OF NEW YORK acting through its office at 48th Floor, One Canada Square, London E14 5AL (in its capacity as the "NOTE TRUSTEE", which expressions shall include such persons and all other persons for the time being acting as note trustee or note trustees under the Current Issuer Deed of Charge).

IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

      The provisions of:

      (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Fifth Amendment and Restatement Deed made on 21 May 2003 between, among others, the Seller, Funding and the Mortgages Trustee, and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 21 May 2003,

      (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

      The Issuer Master Definitions Schedule shall prevail to the extent that it conflicts with the Master Definitions Schedule.

2.    OPTION

2.1 In the event that (a) the Current Issuer Security is enforced and, after payment of all other claims ranking in priority to the Current Issuer Notes under the Current Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Current Issuer Notes and all other claims ranking pari passu therewith, or (b) within 20 days following the Final Maturity Date of the latest maturing Notes, the Note Trustee certifies that there is no further amount outstanding under the Current Issuer Intercompany Loan, then all interests in the Global Note Certificates will be automatically exchanged (such date of exchange being the "OPTION EXERCISE DATE") for equivalent interests in an equivalent amount of Notes in an equivalent Principal

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      Amount Outstanding represented by Individual Note Certificates  and  such
      Global Note Certificates will be cancelled.

2.2 In connection with the issuance of the Current Issuer Notes, the Note Trustee hereby grants, and the Current Issuer hereby acknowledges, an option (the "OPTION"), under which the Note Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Note Trustee at the discretion of the Post-Enforcement Call Option Holder (the "DESIGNATED SUBSIDIARY") permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon ("RELEVANT NOTES" being for the purposes of this Deed, all the Current Issuer Notes represented by Individual Note Certificates as at the Option Exercise Date).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or any Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee and the Noteholders in accordance with Condition 14 of the Current Issuer Notes.

3.    REPRESENTATIONS AND WARRANTIES

      The Post-Enforcement Call Option Holder represents and warrants for the benefit of the Current Issuer and the Note Trustee that:

      (a) it is resident for tax purposes solely in, and has its usual place of abode, in the United Kingdom;

      (b) it does not hold, and has not at any time held, any shares in or other interests in any company;

      (c) it has not engaged in, nor will it engage in, any activities other than those contemplated by the Transaction Documents;

      (d) it will discharge all of its liabilities and meet all of its obligations (including any liability in respect of United Kingdom corporation tax) as and when they fall due.

4.    CONSIDERATION

      The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Noteholders in respect of the exercise of the Option, the sum of one pence sterling in respect of each Current Issuer Note then outstanding.

5.    ACKNOWLEDGEMENT BY NOTE TRUSTEE

      The Note Trustee acknowledges that the Current Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Noteholders or any other person. In accordance with the Conditions, each of the Noteholders, by subscribing for or purchasing the Current

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      Issuer  Notes,  shall,  upon subscription or purchase, be deemed to  have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

6.    NOTICES

      Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Current Issuer to: Granite Mortgages 03-2 plc: c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile: 020 7606 0643) for the attention of the Company Secretary;

             with a copy to:
             Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, (facsimile: 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Post-Enforcement Call Option Holder to: GPCH Limited c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile: 020 7606 0643) for the attention of The Company Secretary; and

      (c) in the case of the Note Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile: 020 7964
             6399)  for  the  attention of Global Structured Finance  Corporate
             Trust,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 6.

7.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

8.    GOVERNING LAW AND JURISDICTION; APPROPRIATE FORUM

8.1 This Deed shall be governed by, and construed in accordance with, English law.

8.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

8.3 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any proceedings and to settle any disputes, and agrees not to claim that any

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

      such court is not a convenient or appropriate forum.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

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                                EXECUTION PAGE




THE CURRENT ISSUER

EXECUTED BY
GRANITE MORTGAGES 03-2 PLC
AS ITS DEED AS FOLLOWS:                                                            By______________________________________
Signed for and on its behalf by one of its directors                                 for and on behalf of LDC Securitisation
and by another of its directors/its secretary                                        Director No.1 Limited

                                                                                   Name____________________________________


                                                                                   By______________________________________
                                                                                     Director/Secretary

                                                                                   Name____________________________________


THE POST-ENFORCEMENT CALL OPTION HOLDER

EXECUTED BY                                                                        By
GPCH LIMITED
AS ITS DEED AS FOLLOWS:                                                            By______________________________________
Signed for and on its behalf by one of its directors                                 for and on behalf of LDC Securitisation
and by another of its directors/its secretary                                        Director No.1 Limited

                                                                                   Name____________________________________


                                                                                   By______________________________________
                                                                                     Director/Secretary

                                                                                   Name____________________________________


THE NOTE TRUSTEE

EXECUTED BY
THE BANK OF NEW YORK
AS FOLLOWS:                                                                        By______________________________________
Signed for and on its behalf by one of its duly                                      Duly Authorised Attorney/Signatory
authorised attorneys/signatories

                                                                                   Name____________________________________





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